Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ligand Pharmaceuticals Incorporated

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-131029 and 333-160132 of Ligand Pharmaceuticals Incorporated of our report dated February 28, 2008, relating to the December 31, 2007 consolidated financial statements which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2008 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Diego, California

March 3, 2010